Exhibit 99.1

            I.C.Isaacs Reports First Quarter 2003 Results

    NEW YORK--(BUSINESS WIRE)--May 15, 2003--I.C.Isaacs & Company, Inc. (OTCBB:ISAC) today announced its financial results for the first quarter ended March 31,2003.
    I.C.Isaacs reported a net loss $.6 million or ($0.06) per share for the first quarter of 2003 compared to net income of $1.6 million or $0.21 per share for the first quarter of 2002. Net sales decreased 18.3% to $16.5 million in the three months ended March 31,2003 from $20.2 million in the three months ended March 31,2002.
    Gross profit decreased 44.7% to $4.7 million in the first quarter of 2003 from $8.5 million in the first quarter of 2002. The decrease in gross profit is a result of lower sales volume and sales of goods to off-price retailers. Operating expenses decreased 23.9% to $5.1 million in the first quarter of 2003 from $6.7 million in the first quarter of 2002.
    Staffan Ahrenberg, Chairman of I.C.Isaacs, commented, "The first quarter of 2003 continued to be a difficult time for the Company and the U.S. retail environment. However, the Girbaud brand continues to be well received in the market and the Company is proceeding with its plan to become more efficient in delivering its product to the marketplace. This should have a favorable impact on results going forward."

    THE COMPANY

    I.C.Isaacs & Company, Inc. is a designer and marketer of branded jeanswear and sportswear based in New York and Baltimore. The Company offers full lines of jeanswear and sportswear for men and women under the Marithe & Francois Girbaud brand in the United States and Puerto Rico.

    This announcement contains forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended.
    Those statements include statements regarding the intent, belief, or current expectations of I.C.Isaacs and its management with respect to expenses and expected financial results of the Company for the year 2003, including without limitation statements regarding the Company's expectations with respect to the economic environment in 2003 and belief in the strength and future of the Girbaud brand.
    Such statements are subject to a variety of risk and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular, the risk and uncertainties described under "Risk Factors" in the Company's Prospectus, which include, among other things, (i) changes in the marketplace for the Company's products, including customers' taste,
(ii) the introduction of new products or pricing changes by the Company's competitors, (iii) changes in the economy, (iv) termination of one or more of its agreements for the use of the Girbaud brand names and images, and (v) the risk that the Company's sales estimate will differ from actual orders and the Company will order too much or too little inventory.
    Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

                      I.C. Isaacs & Company, Inc.
                      Consolidated Balance Sheets
                  (in 1,000's except per share data)

                                            December 31,   March 31,
                                                2002          2003
                                            ------------  ------------
                                                          (Unaudited)
Assets
Current
  Cash, including temporary investments            $601        $1,179
  Accounts receivable                             8,319        11,390
  Inventories                                     6,444         4,290
  Prepaid expenses and other                        206           439
                                            ------------  ------------

    Total current assets                         15,570        17,298
Property, plant and equipment                     1,781         1,679
Trademark and licenses                               55            --
Other assets                                      5,042         4,967
                                            ------------  ------------

                                                $22,448       $23,944
                                            ============  ============
Liabilities And Stockholders' Equity
Current
  Checks issued against future deposits            $626          $225
  Current maturities of  revolving line of
   credit                                         5,030         7,613
  Current maturities of long-term debt              767         1,070
  Accounts payable                                  908           863
  Accrued expenses and other current
   liabilities                                    2,085         2,085
                                            ------------  ------------

    Total current liabilities                     9,416        11,856
                                            ------------  ------------

Long-term debt                                    5,790         5,488

Stockholders' Equity
  Preferred stock; $.0001 par value; 5,000
   shares authorized, none outstanding               --            --
  Common stock; $.0001 par value; 50,000
   shares authorized, 12,311 shares issued;
   11,135 shares outstanding                          1             1
  Additional paid-in capital                     43,659        43,659
  Accumulated deficit                           (34,095)      (34,737)
  Treasury stock, at cost (1,177 shares)         (2,323)       (2,323)
                                            ------------  ------------

    Total stockholders' equity                    7,242         6,600
                                            ------------  ------------

                                                $22,448       $23,944
                                            ============  ============



                      I.C. Isaacs & Company, Inc.
           Consolidated Statements of Operations (Unaudited)
                  (in 1,000's except per share data)

                                                Three Months Ended
                                                    March 31,
                                            --------------------------
                                                2002          2003
                                            ------------  ------------
Net sales                                       $20,156       $16,544
Cost of sales                                    11,686        11,873
                                            ------------  ------------

Gross profit                                      8,470         4,671
                                            ------------  ------------

Operating Expenses
  Selling                                         2,993         2,457
  License fees                                    1,443           928
  Distribution and shipping                         701           596
  General and administrative                      1,526         1,158
                                            ------------  ------------

Total operating expenses                          6,663         5,139
                                            ------------  ------------


Operating income (loss)                           1,807          (468)

Other expense                                      (165)         (174)
                                            ------------  ------------


Net income (loss)                                $1,642         $(642)
                                            ------------  ------------


Basic earnings (loss) per share                   $0.21        $(0.06)
Weighted average shares outstanding               7,835        11,135
Diluted earnings (loss) per share                 $0.21        $(0.06)
Weighted average shares outstanding               7,845        11,135

    CONTACT: I.C.Isaacs & Company, Inc.
             Robert Conologue, 212/563-0761